Exhibit 10.1

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT

 Dated as of October 16, 2009

AMENDMENT NO. 4 TO THE CREDIT AGREEMENT among MANPOWER INC., a Wisconsin corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”), BNP PARIBAS, as syndication agent, JPMORGAN CHASE BANK, N.A., ROYAL BANK OF SCOTLAND PLC and ING BANK N.V., as documentation agents, CITIGROUP GLOBAL MARKETS INC. and BNP PARIBAS SECURITIES CORP., as joint lead arrangers and joint book managers, and CITIBANK, N.A., as administrative agent (the “Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1)           The Borrower, the Lenders and the Agent have entered into a Five Year Credit Agreement dated as of October 8, 2004, the letter amendment thereto dated as of March 14, 2005, Amendment No. 2 dated as of January 10, 2006 and Amendment No. 3 dated as of November 16, 2007 (such Credit Agreement, as so amended, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrower and the Lenders have agreed to further amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement

.  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) The definitions of “Applicable Margin”, “Applicable Percentage”, “Consolidated EBITDA” and “Public Debt Rating” in Section 1.01 are amended in full to read as follows:

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Margin for Eurocurrency Rate Advances	Applicable Margin for Base Rate Advances
Level 1 BBB+ or Baa1 or above	2.250%	1.250%
Level 2 BBB or Baa2	2.425%	1.425%
Level 3 BBB- or Baa3	2.550%	1.550%
Level 4 BB+ or Ba1	2.900%	1.900%
Level 5 Lower than Level 4	3.250%	2.250%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Public Debt Rating in effect on such date as set forth below:

Public Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 BBB+ or Baa1 or above	0.250%
Level 2 BBB or Baa2	0.325%
Level 3 BBB- or Baa3	0.450%
Level 4 BB+ or Ba1	0.600%
Level 5 Lower than Level 4	0.750%

“Consolidated EBITDA” means, for any period, the sum of the amounts for such period of (i) Consolidated Operating Profit of the Borrower and its Consolidated Subsidiaries for such period, determined in accordance with GAAP, plus (ii) the sum of the following amounts for such period, in each case to the extent the same shall have been deducted in the calculation of such Consolidated Operating Profit for such period: (A) amortization, (B) depreciation, (C) non-cash restructuring or impairment charges reported by the Borrower in respect of, or otherwise allocated to, such period, and (D) cash restructuring charges in an amount not to exceed (x) $5,000,000 for the year ended December 31, 2009, $15,000,000 for the year ended December 31, 2010 and $10,000,000 for the year ended December 31, 2011, minus (iii) to the extent the same shall have been included in the calculation of Consolidated Operating Profit for such period, any extraordinary, or unusual and non-recurring gains (or plus any extraordinary, or unusual and non-recurring, losses) calculated pursuant to GAAP for such period.

“Public Debt Rating” means, as of any date, the rating that has been most recently announced by either S&P or Moody’s, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower or, if either such rating agency shall have issued more than one such rating, the lowest such rating issued by such rating agency.  For purposes of the foregoing, (a) if only one of S&P and Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage shall be determined by reference to the available rating; (b) if neither S&P nor Moody’s shall have in effect a Public Debt Rating, the Applicable Margin and the Applicable Percentage will be set in accordance with Level 4 under the definition of “Applicable Margin” or “Applicable Percentage “, as the case may be; (c) if the ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin and the Applicable Percentage shall be based upon the higher rating, unless the ratings shall fall within levels that are separated by two or more levels, in which case the Applicable Margin and the Applicable Percentage shall be based upon the rating that is one level above the lower rating; (d) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the Public Debt Rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

(b) The definition of “Applicable Utilization Fee” in Section 1.01 is deleted in full.

(c) Section 2.05(b) is amended by deleting the phrase “plus the Applicable Utilization Fee, if any”.

(d) Section 2.08(a)(i) is amended by deleting the phrase “plus (z) the Applicable Utilization Fee, if any, in effect form time to time”.

(e) Section 2.08(a)(ii) is amended by deleting the phrase “plus (z) the Applicable Utilization Fee, if any, in effect form time to time”.

(f) Section 2.19(a) is amended by deleting the figure “$1,000,000,000” and replacing it with the figure “$400,000,000”.

(g) Section 5.03 is amended in full to read as follows:

SECTION 5.03.  Financial Covenants.  So long as any Advance shall remain unpaid or any Lender Party shall have any Commitment hereunder or any Letter of Credit shall be outstanding, the Borrower will:

(a)           Leverage Ratio.  Maintain a ratio of Consolidated Adjusted Debt to Consolidated EBITDA as of the end of each fiscal quarter, in respect of the four-quarter period then ended, of not greater than the ratio set opposite each fiscal quarter set forth below:

Fiscal Quarter Ending	Ratio
September 30, 2009	3.25 : 1.00
December 31, 2009	5.25 : 1.00
March 31, 2010	5.75 : 1.00
June 30, 2010	6.00 : 1.00
September 30, 2010	5.75 : 1.00
December 31, 2010	5.25 : 1.00
March 31, 2011	4.50 : 1.00
June 30, 2011	3.75 : 1.00
September 30, 2011 and thereafter	3.25 : 1.00

(b)           Fixed Charge Coverage Ratio.  Maintain a ratio of (i) the sum of Consolidated EBITDA plus Consolidated Rental Expense to (ii) the sum of Consolidated Interest Expense and Consolidated Rental Expense as of the end of each fiscal quarter, in respect of the four-quarter period then ended, of not less than the ratio set opposite each fiscal quarter set forth below:

Fiscal Quarter Ending	Ratio
September 30, 2009	1.50 : 1.00
December 31, 2009 through March 31, 2011	1.25 : 1.00
June 30, 2011	1.35 : 1.00
September 30, 2011	1.50 : 1.00
December 31, 2011	1.75 : 1.00
March 31, 2012 and thereafter	2.00 : 1.00

(h) Section 8.02 is amended by deleting the address “5301 North Ironwood Road, Milwaukee, Wisconsin 53217” and substituting therefor the address “100 Manpower Place, Milwaukee, Wisconsin 53212”.

SECTION 2. Conditions of Effectiveness

.  This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when, and only when, (x) the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment, (y) the Borrower shall have delivered notice to the Agent in accordance with Section 2.06 of the Credit Agreement to reduce the aggregate Commitments ratably to an amount not to exceed $400,000,000 (each of the Lenders party to this Amendment hereby waive the three Business Days notice requirement of said Section 2.06) and (z) the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Agent (unless otherwise specified) and in sufficient copies for each Lender:

(a)           A certificate signed by a duly authorized officer of the Borrower, dated the Amendment Effective Date, stating that:

(i)           The representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the Amendment Effective Date; provided, that for purposes of this Amendment and the certificate the date “December 31, 2003” in the last sentence of Section 4.01(e) shall be deemed to refer to the date “December 31, 2008”, and

(ii)           After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default.

(b)           Certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment.

(c)           A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

(d)           A favorable opinion of Godfrey & Kahn, S.C., counsel for the Borrower, substantially in the form of Exhibit E to the Credit Agreement and as to such other matters as any Lender Party through the Agent may reasonably request.

SECTION 3. Representations and Warranties of the Borrower

  The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin.

(b) The execution, delivery and performance by the Borrower of this Amendment and the Credit Agreement, as amended hereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) the Borrower’s charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Borrower of this Amendment or the Credit Agreement, as amended hereby, to which it is or is to be a party.

(d) This Amendment has been duly executed and delivered by the Borrower.  This Amendment and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

(e) There is no pending or, to the knowledge of the Borrower, threatened action, suit, investigation, litigation or proceeding, including, without limitation, any Environmental Action, affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Amendment or the Credit Agreement, as amended hereby.

SECTION 4. Reference to and Effect on the Credit Agreement and the Notes

.  (a)  The parties to this Amendment acknowledge and agree that the Lenders parties to this Amendment are the only Lenders parties to the Credit Agreement after giving effect to this Amendment.

(b) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(c) The Credit Agreement and the Notes, as specifically amended by this Amendment,  are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(d) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

SECTION 5. Costs and Expenses

.  The Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 8.04 of the Credit Agreement.

SECTION 6. Execution in Counterparts

.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law

.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

MANPOWER INC.

By           /s/Lesley Noer
Title:           Vice President & Treasurer

CITIBANK, N.A.,
as Agent and as Lender

By           /s/Maureen P. Maroney
Title:           Authorized Signatory

BNP PARIBAS

By           /s/Nader Tannous
Title:           Vice President

By           /s/Michael Pearce
Title:           Vice President

ING BANK N.V.

By           /s/C.A.J.A. Oudemans
Title:           Director

By           /s/M. Lenart
Title:           Vice President

JPMORGAN CHASE BANK, N.A.

By           /s/Suzanne Ergastolo
Title:           Vice President

THE ROYAL BANK OF SCOTLAND PLC

By           /s/L. Peter Yetman
Title:           Senior Vice President

BANK OF AMERICA, N.A.

By           /s/Phillip Lynch
Title:           Vice President

BARCLAYS BANK PLC

By           /s/John Davey
Title:           Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., formerly The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch

By           /s/Victor Pierzchalski
Title:           Authorized Signatory

CALYON NEW YORK BRANCH

By           /s/Joseph A. Philbin
Title:           Director

By           /s/Blake Wight
Title:           Managing Director

MIZUHO CORPORATE BANK, LTD.

By           /s/Toru Inoue
Title:           Deputy General Manager

SOCIETE GENERALE

By           /s/Laurence Guguen
Title:           Vice President Senior Credit Analyst

SUMITOMO MITSUI BANKING CORPORATION

By           /s/Yasuhiko Imai
Title:           Senior Vice President

U.S. BANK NATIONAL ASSOCIATION

By           /s/Matthew J. Schulz
Title:           Vice President

BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK BRANCH

By           /s/Kimberly Sousa
Title:           Director

By           /s/Fabienne Lelievre
Title:           Director

M&I MARSHALL AND ILSLEY BANK

By           /s/Karen Diatta
Title:           Assistant Vice President

By           /s/Leo D. Freeman
Title:           Senior Vice President

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By           /s/Gerald E. Chellus, Jr.
Title:

By           /s/Lars Wallin
Title:

INTESA SANPAOLO S.p.a.

By           /s/Robert Wurster
Title:           Senior Vice President

By           /s/Franceso DiMario
Title:           First Vice President